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                                                                      EXHIBIT 11
                              DORSEY & WHITNEY LLP

                                   SUITE 1500
                             50 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402

                                February 27, 2009

First American Strategy Funds, Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402

      Re: Registration Statement on Form N-14 for the Combination of First American Strategy Funds, Inc. Income Builder Fund into First American Strategy Funds, Inc. Strategy Conservative Allocation Fund

Ladies and Gentlemen:

      We have acted as counsel to First American Strategy Funds, Inc., a Minnesota corporation (the "Company"), in connection with the Company's authorization and proposed issuance of shares of the following series and classes (collectively, the "Shares"):

      Strategy Conservative Allocation Fund, Class A Shares (referred to in the Company's articles of incorporation as Series A, Class Two Common Shares, par value $0.01 per share);

      Strategy Conservative Allocation Fund, Class B Shares (referred to in the Company's articles of incorporation as Series A, Class Three Common Shares, par value $0.01 per share);

      Strategy Conservative Allocation Fund, Class C Shares (referred to in the Company's articles of incorporation as Series A, Class Four Common Shares, par value $0.01 per share);

      Strategy Conservative Allocation Fund, Class R Shares (referred to in the Company's articles of incorporation as Series A, Class One Common Shares, par value $0.01 per share); and

      Strategy Conservative Allocation Fund, Class Y Shares (referred to in the Company's articles of incorporation as Series A, Class Five Common Shares, par value $0.01 per share).

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The Shares are to be issued pursuant to an Agreement and Plan of Reorganization by and between the Company, acting on behalf of its Strategy Conservative Allocation Fund (the "Acquiring Fund"), and the Company, acting on behalf of its Income Builder Fund (the "Acquired Fund"), the form of which is included in the Company's Registration Statement on Form N-14 which is being filed by the Company with the Securities and Exchange Commission contemporaneously herewith. Such Agreement and Plan of Reorganization, in the form so filed, is referred to herein as the "Agreement," and such Registration Statement on Form N-14, in the form so filed, is referred to herein as the "Registration Statement." The Agreement provides that the Shares will be issued by the Acquiring Fund in a transaction in which the Acquiring Fund acquires substantially all of the assets and liabilities of the Acquired Fund, and in which the Shares so issued are distributed pro rata to the former holders of the Acquired Fund's shares.

      In rendering the opinions hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Company, certificates of public officials and of responsible officers of the Company, and other documents as we have deemed necessary as a basis for such opinions. As to the various matters of fact material to such opinions, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

      In addition, in rendering the opinions hereinafter expressed, we have assumed, with the concurrence of the Company, that the Agreement will have been duly and validly executed and delivered on behalf of the Company, acting on behalf of the Acquiring Fund, and on behalf of FAIF, acting on behalf of the Acquired Fund; that the Amendment referred to in the Agreement will have been filed with the Secretary of State of the State of Minnesota; that the Company will not issue Shares in excess of the number authorized in the Company's articles of incorporation as in effect at the date of issuance; and that the Company will maintain its corporate existence and good standing under the laws of the State of Minnesota in effect at all times after the date of this opinion letter until the transactions contemplated by the Agreement are completed.

      Based on the foregoing, it is our opinion that:

      1. The Company is validly existing as a corporation in good standing under the laws of the State of Minnesota.

      2. The Shares, when issued and delivered by the Company pursuant to, and upon satisfaction of the conditions contained in, the Agreement, will be legally issued and fully paid and non-assessable.

      In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota. We hereby consent to the filing of this opinion

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letter as an exhibit to the Registration Statement.

                                  Very  truly yours,

                                  /s/ Dorsey & Whitney LLP

JDA

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